Exhibit 99.1

SECOND AMENDMENT
TO
FOURTH AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

This SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”), effective as of September 20, 2024, is made by and between Hennessy Advisors, Inc. (the “Company”) and Neil J. Hennessy (the “Employee”).

RECITALS

WHEREAS, the Company and the Employee previously entered into a Fourth Amended and Restated Employment Agreement, dated as of February 22, 2019, as amended on February 8, 2024 (the “Agreement”); and

WHEREAS, the parties now desire to amend the Agreement as provided for herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.    Effective as of October 1, 2024, the first sentence of Section 3(b)(i) and the second sentence of Section 3(b)(ii) of the Agreement are each hereby amended by replacing “six and one-half percent” with “five percent.”

2.    Except as herein modified or amended, the terms and conditions of the Agreement shall remain unchanged and in full force and effect.

3.    This Amendment may be executed by facsimile or electronic signature, and a facsimile or electronic signature shall constitute an original for all purposes.

* * * * *

IN WITNESS WHEREOF, each party has caused this Amendment to be duly executed as of the date first written above.

COMPANY: HENNESSY ADVISORS, INC.

By:	/s/ Daniel B. Steadman
Daniel B. Steadman
Executive Vice President

EMPLOYEE:

By:	/s/ Neil J. Hennessy
Neil J. Hennessy

Signature Page to Second Amendment to Fourth Amended and Restated Employment Agreement